UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 9, 2005


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


    Maryland                      001-09279                       13-3147497
-------------------------------------------------------------------------------
(State or other              (Commission file No.)              (IRS Employer
  jurisdiction of                                                    I.D. No.)
  incorporation)


    60 Cutter Mill Road, Suite 303, Great Neck, New York            11021
    ----------------------------------------------------------------------
     (Address of principal executive offices)                    (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
===============================================================================

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On May 9, 2005 registrant issued a press release announcing its results of operations for the quarter ended March 31, 2005. The press release is attached as an exhibit to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits.
    99.1  Press release issued May 9, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                ONE LIBERTY PROPERTIES, INC.



Date:     May 11, 2005          By:  /s/ Simeon Brinberg
                                -----------------------------------
                                Simeon Brinberg
                                Senior Vice President

                                  EXHIBIT 99.1

                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com

                          ONE LIBERTY PROPERTIES, INC.
                         ANNOUNCES RESULTS OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2005

Great Neck, New York - May 9, 2005 - One Liberty Properties, Inc. (NYSE: OLP) today announced it had revenues for the three months ended March 31, 2005 (the first quarter of its fiscal year) of $7,126,000 and net income of $2,723,000, or $.28 per share on a diluted basis. Net income for the three months ended March 31, 2005 gives effect to One Liberty's equity in earnings of unconsolidated joint ventures of $1,108,000. For the three months ended March 31, 2004, One Liberty reported revenues of $5,650,000 and net income of $2,245,000, or $.23 per share on a diluted basis. Net income for the three months ended March 31, 2004 gives effect to One Liberty's equity in earnings of unconsolidated joint ventures of $675,000. The weighted average number of common shares outstanding on a diluted basis was 9,802,000 and 9,688,000 for the three months ended March 31, 2005 and March 31, 2004, respectively.

One Liberty also reported that funds from operations for the three months ended March 31, 2005 was $4,521,000, or $.46 per share on a diluted basis, compared to $3,533,000, or $.37 per share on a diluted basis, for the three months ended March 31, 2004. Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty's share of depreciation in unconsolidated joint ventures and amortization of capitalized leasing expenses.

Commenting on the results of operations and the funds from operations, Jeffrey Fishman, President and Chief Executive Officer of One Liberty, noted that revenues, substantially all of which represents rental income, increased by $1,476,000, or 26%, due primarily to rental revenues earned on twelve properties acquired by One Liberty between March 2004 and February 2005. Mr. Fishman noted that One Liberty's equity in earnings of joint ventures increased by $433,000, or 64%, of which $296,000 resulted from payment of rent arrears to one of our movie theater joint ventures. On the expense side, total expenses increased by $1,430,000, or 35%, quarter over quarter, as a result of an increase in depreciation and amortization due to the ownership of additional properties, an increase in interest on mortgages payable as a result of the origination of three mortgages, the assumption of mortgages in connection with the purchase of two properties and penalties incurred in connection with the prepayment of two mortgages which had above market interest rates, and an increase in interest on our line of credit in connection with the purchase of several properties. Commenting further, Mr. Fishman noted that real estate expenses increased by $182,000, quarter over quarter, of which $160,000 was primarily due to real estate operating expenses incurred with respect to one property.

In reviewing the results of operations, Mr. Fishman commented that One Liberty purchased six properties for a total consideration of approximately $24,700,000 in two transactions that closed in January 2005 and February 2005, respectively, and that since these transactions closed during this quarter, operation of these properties should have a greater impact on One Liberty's net income and funds from operations in the June 30, 2005 quarter and following periods than it had in this quarter.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to future results of operations, future acquisitions and the effect on future periods of completed acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934 as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the private securities litigation reform act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements will appear in the Company's Form 10-K for the year ended December 31, 2004. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
         (516) 466-3100


                     ONE LIBERTY PROPERTIES, INC. (NYSE:OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                     Three Months Ended
                                                                          March 31,
                                                                    2005            2004
                                                                    ----            ----

Revenues:
   Rental income - Note 1                                         $ 7,106         $ 5,558
   Interest and other income                                           20              92
                                                                  -------         -------
                                                                    7,126           5,650

Expenses
   Depreciation and amortization                                    1,460           1,024
   Interest-mortgages payable                                       2,498           2,011
   Interest-line of credit                                            283              51
   Leasehold rent                                                      77               -
   General and administrative                                         871             855
   Real estate expenses                                               322             140
                                                                  -------         -------
                                                                    5,511           4,081
                                                                  -------         -------

Earnings before equity in earnings of
   unconsolidated joint ventures and gain on sale                   1,615           1,569

Equity in earnings of unconsolidated joint ventures                 1,108             675

Gain on sale of available-for-sale securities                           -               1
                                                                  -------         -------

Net income                                                        $ 2,723         $ 2,245
                                                                  =======         =======

Net income per common share:
   Basic                                                          $  0.28         $  0.23
                                                                  =======         =======
   Diluted                                                        $  0.28         $  0.23
                                                                  =======         =======

Funds from operations applicable to common
   stockholders*                                                  $ 4,521         $ 3,533
                                                                  =======         =======

Funds from operations per common share:
   Diluted                                                        $   .46         $   .37
                                                                  =======         =======

Weighted average number of common shares outstanding:
   Basic                                                            9,795            9,662
                                                                    =====            =====
   Diluted                                                          9,802            9,688
                                                                    =====            =====

Note 1 - Rental income includes straight line rent
   accruals of $153, net of adjustments,
   and $197 for the three months ended
   March 31, 2005 and 2004, respectively.
------------------------------------------------------------------------------
* Funds from operations applicable to common stockholders is summarized in the following table:

Net income                                                        $ 2,723          $ 2,245
Add: depreciation of properties                                     1,460            1,024
Add: our share of depreciation in unconsolidated
   joint ventures                                                     320              252
Add: amortization of capitalized leasing expenses                      18               12
                                                                  -------          -------

Funds from operations applicable to common
   stockholders                                                    $4,521           $3,533
                                                                   ======           ======